                                                                    EXHIBIT 99.5


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payer.


--------------------------------------------------------------------------------------------------------------------
                                                                                    GIVE THE
                                                                   SOCIAL SECURITY OR EMPLOYER IDENTIFICATION
                   FOR THIS TYPE OF ACCOUNT                                        NUMBER OF
--------------------------------------------------------------------------------------------------------------------
  1.  An individual's account..............................    The individual
  2.  Two or more individuals (joint account)..............    The actual owner of the account or, if combined
                                                               funds, any one of the individuals(1)
  3.  Husband and wife (joint account).....................    The actual owner of the account or, if joint
                                                               funds, either person(1)
  4.  Custodian account of a minor (Uniform Gift to
      Minors Act)..........................................    The minor(2)
  5.  Adult and minor (joint account)......................    The adult or, if the minor is the only
                                                               contributor, the minor(1)
  6.  Account in the name of guardian or committee for a
      designated ward, minor or incompetent person.........    The ward, minor or incompetent person (3)
  7.  a. The usual revocable savings trust account
         (grantor is also trustee).........................    The grantor-trustee(1)
      b. So-called trust account that is not a legal
         or valid trust under state law....................    The actual owner(1)
  8.  Sole proprietorship account..........................    The owner(4)
  9.  A valid trust, estate or pension trust...............    The legal entity(5) (Do not furnish the
                                                               identifying number of the personal
                                                               representative or trustee unless the legal
                                                               entity itself is not designated in the account
                                                               title.)
  10. Corporate account....................................    The corporation
  11. Religious, charitable or educational organization
      account..............................................    The organization
  12. Partnership account..................................    The partnership
  13. Association, club or other tax-exempt
      organization.........................................    The organization
  14. A broker or registered nominee.......................    The broker or nominee
  15. Account with the Department of Agriculture in the
      name of a public entity (such as a state or local
      government, school district or prison) that
      receives agricultural program payments...............    The public entity

--------------------------------------------------------------------------------------------------------------------

(1)      List first and circle the name of the person whose number you furnish.
(2)      Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)      Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

         If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for A Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

         Payees specifically exempted from backup withholding on ALL payments include the following:

         _        A corporation.

         _        A financial institution.

         _ An organization exempt from tax under Section 501(a) of the Internal Revenue Code or an individual retirement plan.

         _        The United States or any agency or instrumentality thereof.

         _ A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

         _ A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

         _ An international organization or any agency or instrumentality thereof.

         _ A dealer in securities or commodities required to register in the United States or a possession of the United States.

         _        A real estate investment trust.

         _ A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.

         _ An exempt charitable remainder trust or a non-exempt trust described in Section 4947(a)(1) of the Internal Revenue Code.

         _ An entity registered at all times under the Investment Company Act of 1940.

         _        A foreign central bank of issue.

         Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         _        Payments to nonresident aliens subject to withholding under
                  Section 1441 of the Internal Revenue Code.

         _ Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

         _ Payments of patronage dividends where the amount renewed is not paid in money.

         _        Payments made by certain foreign organizations.

         _        Payments made to a nominee.

         Payments of interest not generally subject to backup withholding include the following:

         _        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         _ Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Internal Revenue Code).

         _ Payments described in Section 6049(b)(5) of the Internal Revenue Code to non-resident aliens.

         _ Payments on tax-free covenant bonds under Section 1451 of the Internal Revenue Code.

         _        Payments made by certain foreign organizations.

         _        Payments made to a nominee.

         Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

         Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code.

         PRIVACY ACT NOTICE. Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

         (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

         (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

         (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


                                       3